UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

 FORM 8-K
____________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2007
___________

Burlington Northern Santa Fe
Corporation
(Exact Name of Registrant as Specified in Its Charter)
____________

 Delaware
(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Compensatory Arrangements of Certain Officers.

    On December 6, 2007, Burlington Northern Santa Fe Corporation (the “Company”) entered into amended and restated change-in-control agreements with each of the Company’s Named Executive Officers.  The amendments included the following changes, which are more consistent with current market practices among large companies and most of which have the effect of reducing the overall benefits provided under the agreements.  First, in the event of termination in connection with a change in control, the Named Executive Officers will receive a severance payment equal to 2 times, rather than 2.99 times, their annual salary and target incentive compensation award, plus an additional payment of 0.5 times their annual salary and target incentive compensation award in consideration of a 12-month non-competition provision.  Second, in the event of termination in connection with a change in control, the Company-paid health and welfare coverage will be provided for 24 months, rather than 36 months.  Third, the excise tax gross-up provision will be modified to provide for up to a 10% reduction of the total change-in-control benefit if such reduction would eliminate the excise tax.  The reduction would be 5% in the first three years of employment.  Fourth, the previous change-in-control agreements provided that equity awards granted after September 21, 2006 would not accelerate upon a change in control; however, if equity awards were not replaced with comparable equity in a change in control, the employee could terminate employment for good reason and the equity awards would accelerate.  The amended agreements provide the Board of Directors (the “Board”) the discretion to determine if the replacement equity awards are comparable and then accelerate the vesting of the equity awards if the replacement equity is not comparable.  Fifth, the agreements were amended to comply with the provisions of Section 409A of the Internal Revenue Code, including a revised definition of good reason and other technical changes.  The amended agreements will be effective on December 31, 2007.

The form of change in control agreement is attached as Exhibit 10.1 to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    On December 6, 2007, the Board of the Company unanimously approved an amendment and restatement of the Company’s By-Laws.  Under the amended and restated Article II, Section 1, the Board was granted greater flexibility in scheduling the annual meeting of stockholders.  In February 2007, the Company adopted “majority” voting standard for uncontested elections of Directors.  Technical changes in furtherance of this policy were also adopted to both Article II, Section 7 and Article III, Section 1, to exclude withhold votes and abstentions from uncontested Director elections as well as other matters determined by majority vote of shareholders.

The amended and restated By-Laws are attached as Exhibit 3.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	By-Laws of Burlington Northern Santa Fe Corporation, as amended and restated December 6, 2007
10.1	Form of Burlington Northern Santa Fe Change in Control Agreement, as amended and restated effective December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date:	December 11, 2007	By:	/s/ James H. Gallegos
James H. Gallegos Vice President & Corporate General Counsel